Exhibit 10.2

AMENDMENT ONE

TO

SUBSCRIPTION AGREEMENT

This Amendment One to Subscription Agreement (this “Agreement”) has been executed by and between the subscriber set forth on the signature page hereof (the “Subscriber”) and Akoustis Technologies, Inc., a Delaware corporation (the “Company”) and amends the Subscription Agreement dated May ___ (“Agreement”) between the Subscriber and the Company.

The parties agree that the first paragraph of Section 18 of the Agreement (“Price Protection”) shall be amended and restated in its entirety as follows:

“Price Protection. If during the period from the first Closing of the Offering until the May 1, 2019, the Company shall issue Additional Shares of Common Stock (as defined below) for a consideration per share, or with an exercise or conversion price per share, less than the Purchase Price (adjusted proportionately (or if it cannot be adjusted proportionately, then equitably)) (the “Lower Price”), the Subscriber shall be entitled to receive from the Company (for no additional consideration) additional Shares equal to: (i)(a) the total Purchase Price paid pursuant to this Agreement for the Unsold Shares (defined below), divided by (b) Ninety Percent (90%) of the greater of (A) the Lower Price, and (B) Five and a Half United States Dollars (US$5.50); minus (ii) the number of Unsold Shares. “Unsold Shares” shall mean, as of the time of the closing of the transaction for any issuance of Additional Shares, the total number of Shares Subscriber purchased pursuant to this Agreement (the “Purchased Shares”) minus the total number of Purchased Shares the Subscriber has, as of that time, sold, assigned, or transferred to a person not affiliated with the Subscriber.”

The parties acknowledge and agree that the second paragraph Section 18 (which begins ““Additional Shares of Common Stock” shall mean…”) shall remain unchanged by this amendment.

[Signature pages follow on the next page]

IN WITNESS WHEREOF, the Company has duly executed this Subscription Agreement as of the ____ day of December, 2017.

AKOUSTIS TECHNOLOGIES, INC.

By:
	Name:	John T. Kurtzweil
	Title:	Chief Financial Officer

[customize signature block below for subscriber(s)]

SUBSCRIBER (individual)	SUBSCRIBER (entity)

Signature	Name of Entity

Print Name	Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)	Title:

Address of Principal Residence:	Address of Executive Offices: